EXHIBIT 10.41

                                                November 1, 1999

Mr. James C. New
307 Eagleton Golf Drive
Palm Beach Gardens, Florida 33418

Dear Jim:

         Reference is made to that certain letter agreement, dated October 24, 1995 (the "Letter Agreement"), entered into by and between you and AmeriPath, Inc. (the "Company"), which provides for the payment of certain severance benefits by the Company to you in the event that your employment with the Company terminates for any reason other than death, disability or voluntary resignation, or by the Company for "cause". In an effort to clarify and agree what constitutes "cause" for purposes of the Agreement, and based upon our discussions with you with regard to this matter, the following represents our mutually agreed upon definition:

         "Cause" shall mean (i) an act or acts of fraud or personal dishonesty taken by you and intended to result in substantial personal enrichment for you at the expense and to the detriment of the Company, (ii) repeated violations by you of your obligations to the Company as its Chief Executive Officer which are demonstrably willful and deliberate on your part and which are not remedied in a reasonable period of time after receipt of written notice by you from the Company, or (iii) the conviction by a court of competent jurisdiction of a felony crime committed by you. The determination of Cause shall be made in good faith by the Board of Directors of the Company (the "Board"), or its successor or assigns, at a meeting of the Board called and held for such purpose, where you will be provided reasonable advance written notice of such meeting and of the acts or omissions alleged to constitute "cause," and will be provided with an opportunity to address the Board in person regarding the acts or omissions of which you are accused. Any termination for cause shall be made in writing to you by the Board, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.

         If the foregoing definition is consistent with your understanding of the agreed upon definition of "cause" for purposes of the Agreement, please sign below and return the executed letter to me.

                                                         AMERIPATH, INC.

                                                         /s/ THOMAS S. ROBERTS
                                                         -----------------------
                                                         By:  Thomas S. Roberts
                                                         Chairman of the Board's
                                                         Compensation Committee

AGREED TO AND ACCEPTED BY:

/s/ JAMES C. NEW
--------------------------
JAMES C. NEW